UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Milestone Scientific Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Milestone Scientific Inc.
Notice of Annual Meeting of Stockholders
To be held on June 4, 2009
To the Stockholders of Milestone Scientific Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Milestone Scientific Inc. (“Milestone” or the “Company”) will be held at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, New York on June 4, 2009 at 9:00 A.M. Eastern Time for the purpose of considering and acting upon the following:
1. Election of five (5) directors;
2. Ratification of appointment of Holtz Rubenstein Reminick LLP as Milestone’s independent auditors for the current year; and,
3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.
The Board of Directors (the “Board”) has fixed the close of business on April 10, 2009 as the Record Date for determining the stockholders having the right to notice of and to vote at the meeting (the “Record Date”).

By order of the Board of Directors

Leonard Osser
Chairman of the Board
Livingston, New Jersey
April 24, 2009
IMPORTANT: Every stockholder, whether or not he or she expects to attend the Annual Meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. We would appreciate your giving this matter your prompt attention.

2 of 18

MILESTONE SCIENTIFIC INC.
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on June 4, 2009
Proxies in the form enclosed with this statement are solicited by the Board of Milestone to be used at the Annual Meeting of Stockholders and any adjournments thereof, to be held at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, New York on June 4, 2009 at 9:00 A.M. Eastern Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Board knows of no other business which will come before the meeting. This Proxy Statement and the accompanying proxy will be mailed to stockholders on April 27, 2009.
THE VOTING AND VOTE REQUIRED
Record Date and Quorum
Only stockholders of record at the close of business on the Record Date are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 13,006,544 outstanding shares of common stock, par value $.001 per share. At the Annual Meeting, each share of common stock is entitled to one vote. In the aggregate, 13,006,544 votes may be cast at the Annual Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.
Voting of Proxies
The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the director nominees named in this Proxy Statement; (ii) for ratification of the appointment of Holtz Rubenstein Reminick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2009; and (iii) in the proxyholders’ discretion, on any other business that may come before the meeting and any adjournments of the meeting.
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions will be treated as votes against that proposal and non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.
Voting Requirements
Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of votes cast for or against the matter by stockholders entitled to vote is required to ratify the appointment of independent auditors.
Revocability of Proxy
A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Corporate Secretary of Milestone at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

3 of 18

Expenses of Solicitation
We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Milestone telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
Five (5) directors are to be elected at the Annual Meeting, each for a term of one year and until the election and qualification of a successor.
It is intended that votes pursuant to the enclosed proxy will be cast for the election of the five nominees named below. In the event that any such nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person, if any, as shall be designated by the Board. Management has no reason to believe these nominees will not be available for election.
The following table sets forth the names and ages of each nominee, the principal occupation of each during the past five years and the period during which each has served as a director of Milestone. Information as to the stock ownership of each nominee is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All of the nominees to the Board have been approved, recommended and nominated for re-election to the Board by Milestone’s Nominating Committee and by the Board.

			Director
Name	Age	Position	Since
Leonard A. Osser	61	Chairman and Interim Chief Executive Officer	1991
Leonard M. Schiller(1)(2)(3)	67	Director	1997
Jeffrey Fuller(1)(3)	63	Director	2003
Leslie Bernhard(1)(2)	64	Director	2003
Pablo Felipe Serna Cardenas(2)	33	Director	2006

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.
Leonard Osser, Chairman of the Board and Interim Chief Executive Officer
Leonard has served as Milestone’s Chairman since 1991. From 1991 through 2007, he also served as Chief Executive Officer of the Company. From 1980 until the consummation of Milestone’s public offering in November 1995, he was primarily engaged as the principal owner and Chief Executive Officer of U.S. Asian Consulting Group, Inc., a New Jersey-based provider of consulting services specializing in distressed or turnaround situations in both the public and private markets.
Leonard M. Schiller, Director
Leonard M. Schiller has been a director of Milestone since April 1997. Mr. Schiller has been a partner in the Chicago law firm of Schiller, Klein & McElroy, P.C. since 1977. He has also been President of The Dearborn Group, a residential property management and real estate acquisition company since 1980.

4 of 18

Jeffrey Fuller, Director
Jeffrey has served as an Independent Director of Milestone since January 2003. He has been President and owner of two municipal water supply systems, Hudson Valley Water Co. and Lake Lenape Water Co. since 1983, and in addition has been an executive recruiter since 1995. Early in his career, he was an auditor with Arthur Andersen LLP; a senior internal auditor with the Dreyfus Corp.; and from 2003 to 2004, an Adjunct Professor at Berkeley College in New York teaching several courses including Accounting.
Leslie Bernhard, Director
Leslie has served as an Independent Director of Milestone since May 2003. She co-founded AdStar, Inc. and since 1986 has served as its President, Chief Executive Officer and Director. AdStar is an application service provider for the newspaper classified advertising industry.
Pablo Felipe Serna Cardenas, Director
Pablo Felipe Serna Cardenas has been a director of Milestone since June 2006. He is the founder of SPOT Investments, a European-based financial services firm. Previously, from 2001 to 2005, he was a director and Senior Manager at Dynamic Decisions Group Ltd, an equity research and valuation consulting firm. In that capacity, Mr. Serna Cardenas led the corporate finance team at Dynamic Decisions in investment banking and project valuation consulting. Prior to joining Dynamic Decisions, from 1999-2001, Mr. Serna Cardenas served as an associate with Real Options Group. Real Options Group is an international academic research center consulting to business entities. Before joining Real Options Group, Mr. Serna Cardenas was the general manager with Estudios, Consultorias y Asesorias Financieras, a Financial Consulting firm in Columbia.
All directors of Milestone hold office until the next Annual Meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board, until their successors are appointed.

5 of 18

Committees of the Board of Directors
Milestone’s Board has established audit, compensation and nominating committees. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all the officers of Milestone, reviews general policy matters relating to compensation and benefits of employees of Milestone, and administers the issuance of stock options to Milestone’s officers, employees, directors and consultants. All compensation arrangements between Milestone and its directors, officers and affiliates are reviewed by the Compensation Committee, the majority of which is made up of independent directors. The Audit Committee meets with management and Milestone’s independent auditors to determine the adequacy of internal controls and other financial reporting matters.
Attendance at Committee and Board of Directors Meetings
The Board held a total of seventeen meetings in 2008, including seven Audit Committee meetings and one Compensation Committee meeting. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees of the Board on which he or she served, except for Leonard Osser, who attended 67% of the meetings and Jeffrey Fuller, who attended 71% of the meetings. All six directors, as of June 5, 2008 attended the 2008 Annual Meeting.
Compensation Committee
The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company’s officers, employees, directors and consultants. The Compensation Committee is comprised of Leonard M. Schiller, Leslie Bernhard and Pablo Felipe Serna Cardenas. During the year ended December 31, 2008, the Compensation Committee held one meeting.
Audit Committee
The Audit Committee was established to meet with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Board adopted a revised written charter for the Audit Committee in July, 2005 (the “Charter”). The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2008 and met with the management of the Company to discuss such audited financial statements. The Audit Committee has discussed with the Company’s independent accountants, Holtz Rubenstein Reminick LLP, the matters required to be discussed pursuant to Statement on Accounting Standards No. 61; has received the written disclosures and the letter from Holtz Rubenstein Reminick LLP required by the Independence Standards Board Standard No. 1; has discussed with Holtz Rubenstein Reminick LLP its independence from management and the Company; and has given Holtz Rubenstein Reminick LLP full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee is comprised of Leonard M. Schiller, Leslie Bernhard and Jeffrey Fuller, all of whom are independent as defined in the applicable listing standards. The Board has determined that Jeffrey Fuller qualifies as an Audit Committee Financial Expert and is independent as defined in applicable federal securities laws and regulations. During the year ended December 31, 2008, the Audit Committee held seven meetings.
Nominating Committee
The Company formed a Nominating Committee in May 2004. The members of the Nominating Committee are Leonard M. Schiller and Jeffrey Fuller, each of whom is qualified as “independent” under the applicable listing standards.
The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

6 of 18

The stockholder recommendation and information described above must be sent to the Company’s Chief Financial Officer at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039 and must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.
The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.
The Nominating Committee may also receive suggestions from current Board members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.
Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that the Nominating Committee might be evaluating for membership on the Board. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Nominating Committee adopted a revised written charter in July 2005, which is available to security holders on Milestone’s website at www.milestonescientific.com.
Stockholder Communication with the Board of Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039. All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

7 of 18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table, together with the accompanying footnotes, sets forth information, as of March 31, 2009, regarding stock ownership of Milestone’s Executive Officers, Directors and all persons known by Milestone to own beneficially more than 5% of Milestone’s outstanding common stock.
Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to us by the respective stockholder.

	Shares of Common Stock		Percentage
Names of Beneficial Owner (1)	Beneficially Owned (2)		of Ownership
Executive Officers and Directors
Leonard Osser	1,353,413	(3)	10.47%
Joseph D’Agostino	89,231	(4)	*
Leonard Schiller	113,228	(5)	*
Pablo Felipe Serna Cardenas	50,000	(6)	*
Jeffrey Fuller	90,000	(7)	*
Leslie Bernhard	80,000	(8)	*
All directors & executive officers as group (6 persons)	1,775,872		13.74%
K. Tucker Andersen	1,525,023	(9)	11.80%

*	Less than 1%.

(1)
The addresses of the persons named in this table are as follows: Leonard A. Osser and Joseph D’Agostino are all at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Leonard M. Schiller, Schiller, Klein & McElroy, P.C., 33 North Dearborn Street, Suite 1030, Chicago, Illinois 60602; Pablo Felipe Serna Cardenas, Via Camillo Golgi 2 Opera, Italy 20090; Jeffrey Fuller, Eagle Chase, Woodbury, NY 11797; Leslie Bernhard, AdStar, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292; K. Tucker Anderson, c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, New York 10036.

(2)
A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from March 16, 2009 and 2008, as applicable, upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options exercisable within 60 days from the filing of this report held by the named individual, divided by 12,925,694 and 11,697,837 outstanding shares on March 16, 2009 and March 31, 2008, respectively, plus those shares underlying options exercisable within 60 days from the filing of this report held by the named individual or the group.

(3)	March 31, 2009 includes 1,353,413 shares owned directly or controlled by Mr. Osser. Mr. Osser became Interim Chief Executive Officer effective March 30, 2009, following the resignation of Mr. Martin.

(4)	March 31, 2009 includes 60,000 stock options at $0.40 per share, issued on March 31, 2009 and 29,231 shares held by Mr. D’Agostino.

8 of 18

(5)
March 31, 2009 includes 100,000 stock options, the 80,000 options listed in March 31, 2008, an additional 20,000 shares at $0.74 issued in June 2008 and 13,228 shares held by Mr. Schiller. March 31, 2008, includes 80,000 shares subject to stock options, one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share, 20,000 shares at $0.83 per share and 20,000 shares at $1.68. Also included is 13,228 shares held by Mr. Schiller.

(6)
March 31, 2009 includes 50,000 stock options, the 30,000 options listed in March 31, 2008 and an additional 20,000 shares at $0.74 issued in June 2008. March 31, 2008 includes 30,000 shares subject to stock options, one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 10,000 shares at $0.83 per share and 20,000 shares at $1.68.

(7)
March 13, 2009 includes 90,000 stock options, 20,000 shares at $0.74 issued in June 2008, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share, 10,000 shares at $0.83 and 20,000 shares at $1.68 per share. March 31, 2008 includes 76,667 shares subject to stock options, one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share, 10,000 shares at $0.83 per share and 20,000 shares at $1.68.

(8)
March 31, 2009 includes 80,000 stock options, 20,000 shares at $3.27, 20,000 shares at $1.40, 20,000 shares at $1.68 and 20,000 shares at $0.74. March 31, 2008 includes 66,667 shares subject to stock options, one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share and 20,000 shares at $1.68.

(9)
March 31, 2009 includes 175,000 stock options, 130,000 at $5.00 and 45,000 at $0.32. March 31, 2008 included 183,946 shares subject to warrants all of which are exercisable within 60 days of the date hereof at $4.89 these warrants expired in February 2009. The 2008 amount includes 100,000 shares subject to warrants at $5.00 per share.

EXECUTIVE OFFICERS
The following table sets forth the names, ages and principal positions of the executive officers of the Company and two non-officer key employees as of March 30, 2009. Information regarding Mr. Osser is presented above.

Name	Age	Title
EXECUTIVE OFFICERS
Leonard A. Osser	61	Chairman and Interim Chief Executive Officer
Joseph D’Agostino	57	Chief Financial Officer
KEY EMPLOYEES
Robert A. Presutti	56	Vice President of Sales and Marketing
Eugene Casagrande, D.D.S.	65	Director of Professional Relations
Mark Hochman, D.D.S.	51	Director of Clinical Affairs
Joseph D’Agostino, Chief Financial Officer
Joining Milestone in January 2008 as Acting CFO, Joseph D’Agostino brings to Milestone a wealth of finance and accounting experience earned over 25 years serving both publicly and privately held companies. Following a nine month performance assessment by the Board of Directors, Mr. D’Agostino was officially named Milestone’s Chief Financial Officer in October 2008. A results-oriented and decisive leader, he has specific proven expertise in treasury and cash management, strategic planning, information technology, internal controls, Sarbanes-Oxley compliance, operations and financial and tax accounting. Immediately prior to joining Milestone, Mr. D’Agostino served as Senior Vice President and Treasurer of Summit Global Logistics, a publicly traded, full service international freight forwarder and customs broker with operations in the United States and China. Previous executive posts also included Executive Vice President and CFO of Haynes Security, Inc., a leading electronic and manned security solutions company serving government agencies and commercial enterprises; Executive Vice President of Finance and Administration for Casio, Inc., the U.S. subsidiary of Casio Computer Co., Ltd., a leading manufacturer of consumer electronics with subsidiaries throughout the world; and Manager of Accounting and Auditing for Main Hurdman’s National Office in New York City (merged into KPMG). Mr. D’Agostino is a Certified Public Accountant and holds memberships in the American Institute of CPA’s, New Jersey Society of CPA’s, Financial Executive Institute, Consumer Electronics Industry Association and Homeland Security Industry Association. He is a graduate of William Paterson University where he earned a Bachelor of Arts degree in Science.

9 of 18

Robert (Bob) A. Presutti, Vice President of Sales and Marketing
Bob Presutti brings Milestone nearly 30 years of professional sales and marketing experience, primarily within the medical and dental industries, with emphasis on new product introductions. As Director of Professional Sales at Optiva/Philips Healthcare, Inc., he helped to establish Sonicare as the #1 most recommended and dispensed electric toothbrush among dental professionals, and drove product sales from $5 million to over $28 million in a five year period. Immediately prior to joining Milestone, Mr. Presutti served as Director of Professional Sales at Grinrx Corporation, a start-up dental company in Washington. In May of 2005, he was recruited by the CEO of Brite Smile, Inc. to serve as Executive Vice President of Sales. In this role, he led the rebuilding of the dental product company’s sales organization and relaunched its in-office whitening procedure in the professional dental channel. While at Thermoscan, Inc. and Medtronic, Nortech Division, Mr. Presutti held various sales management and market development positions of increasing responsibility. Mr. Presutti holds a Bachelor of Arts degree in Business Administration from Monmouth University.
Dr. Eugene Casagrande, Director of International & Professional Relations
Since 1998, Dr. Casagrande has served as Director of Professional Relations, charged with pursuing a broad range of clinical and industry-related strategic business opportunities for the Company. He has also lectured both nationally and internationally at over 35 dental schools and in over 22 countries on Computer-Controlled Local Anesthesia Delivery. Dr. Casagrande is past president of the California State Board of Dentistry and the Los Angeles Dental Society and is a Fellow of the American and International Colleges of Dentists and has served on the faculty of the University of Southern California, School of Dentistry.
Mark Hochman, D.D.S., Director of Clinical Affairs
Dr. Hochman has served as Director of Clinical Affairs and Director of Research and Development since 1999. He has a Doctorate of Dental Surgery with advanced training in the specialties of Periodontics and Orthodontics from New York University of Dentistry and has been practicing dentistry since 1984. He holds a faculty appointment as a clinical associate professor at NYU School of Dental Surgery. Recognized as a world authority on Advanced Drug Delivery Systems, Dr. Hochman has published numerous articles in this area, and shares in the responsibility for inventing much of the technology currently available from Milestone.
COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS
Executive Compensation
The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal year ended December 31, 2008 by (i) Milestone’s, Chief Executive Officer and (ii) the two most highly compensated executive officers, other than the Chief Executive Officer who were serving as executive officers at the end of the 2008 fiscal year and whose salary as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).
SUMMARY OF COMPENSATION TABLE

					Other		Option
Name and Principal Position	Year	Salary		Bonuses	Compensation		Awards (2)		Total
Leonard A. Osser	2008	$200,000	(1)	—	$18,408		—		$218,408
Chairman	2007	$300,000	(1)		$16,660	(1)			$316,660
Joe W. Martin (3)	2008	$300,000		$70,000	$3,696		$80,000	(2)	$453,696
Former Chief Executive Officer	2007	$184,483		$80,000	$909		—		$265,392
Joseph D’Agostino	2008	$165,000		$28,000	$2,737				$195,737
Chief Financial Officer	2007	$—							$—

10 of 18

(1)
Includes $100,000 and $150,000 in deferred compensation in 2008 and 2007, respectively, in accordance with his employment agreement to be paid in common stock and not paid until the termination of the agreement in 2012 (under new employment agreement) or thereafter, if further extended. Other compensation represents payments made for health insurance coverage.

(2)
The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R), “Share-based Payments.” for outstanding stock options granted as part of the stock option plan. For details used in the assumption calculating the fair value of the option reward, see Note B to the Financial Statements for the year ended December 31, 2008, which is located on pages F-7 through F-11 of the Annual Report on Form 10-K. Compensation cost is generally recognized over the vesting period of the award. The number of shares underlying this option award totaled 80,000 shares. See the table below entitled “Outstanding Equity Awards at December 31, 2008 and 2007.

(3)	Resigned as Chief Executive Officer and Director effective March 27, 2009.
Employment Contracts
In December 2003, Milestone entered into an employment agreement with Mr. Osser for a five-year term commencing January 1, 2004. This agreement was terminated effective December 31, 2007. Milestone entered into a new agreement with Mr. Osser effective January 1, 2008. The new agreement is for five years ending on December 31, 2012. As part of the new agreement the Chairman has relinquished the title and position of CEO to concentrate on assisting the new CEO of the Company in (i) management and oversight of vendors in China and other key vendors, (ii) arranging for, and consummating financing transactions and (iii) conducting investor relations. Under the new agreement, the Chairman will receive a base compensation of $200,000 per year payable, one half in cash and one half in common stock valued at the closing price of the common stock on January 31 of each year with respect to the then current year. While the number of shares to be issued will be determined each year, the stock will not be issued until the end of the term of the agreement.
In accordance with his employment contract, 83,333 shares of common stock were recorded as of January 31, 2008, to be paid out at the end of the contract. At December 31, 2008 the full settlement amount under the current and previous employment contracts is $700,000, 504,639 shares of common stock of deferred compensation and, accordingly, such amount has been classified in stockholder’s equity, with the common shares classified as to be issued.
In accordance with the employment contract, an additional 45,455 shares of common stock were recorded as of March 31, 2009, to be paid out at the end of the contract. As of March 31, 2009, the full settlement amount under the current and previous employment contract is $725,000 and 550,094 share of common stock.
Mr. Osser became Interim Chief Executive Officer of the Company, effective March 31, 2009 and accepted the previous Chief Executive Officer’s contract as noted below.
Milestone entered into an agreement with Joe W. Martin, CEO effective May 2, 2007, for the period ending on December 31, 2012. Under this agreement the CEO received a base compensation of $300,000 per year and could earn annual bonuses up to an aggregate of $400,000, payable one half in cash and one half in common stock, contingent upon Milestone achieving annual determined results, plus options for twice the number of shares earned. The agreement was terminated upon Mr. Martin’s resignation as of March 27, 2009.
Objective of Our Executive Compensation Program
The primary objective of our executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each manager for their contribution. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors.

11 of 18

Our Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation procedures for our Named Executive Officers.
Our compensation program is designed to reward teamwork, as well as each manager’s individual contribution. In measuring the Named Executive Officers’ contribution, the Compensation Committee considers numerous factors including our growth, strategic business relationships and financial performance. Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. We do not currently engage any consultant to advise on executive and/or director compensation matters.
Stock price performance has not been a factor in determining annual compensation because the price of Milestone’s common stock is subject to a variety of factors outside of our control. We do not have an exact formula for allocating between cash and non-cash compensation.
Annual executive officer compensation consists of a base salary component and periodic stock option grants. It is the Compensation Committee’s intention to set total executive cash compensation sufficiently high enough to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Each of our executive officers receives stock option grants under our stock option plan. The number of stock options granted to each executive officer is made on a discretionary rather than a formula basis by the Compensation Committee. Each executive’s current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of 28 other companies. To some extent, our compensation plan is based on the market and the companies we compete against for executive management. The elements of our plan (e.g., base salary, bonus and stock options) are similar to the elements used by many companies. The exact base pay, stock option grant, and bonus amounts are chosen in an attempt to balance our competing objectives of fairness to all stakeholders and attracting/retaining executive managers.
Outstanding Equity Awards at December 31, 2008
Compensation of Directors
Milestone paid no cash or stock based compensation to its directors in 2008 or 2007. On June 5, 2008, Milestone awarded to each of its independent directors options expiring on June 4, 2013 for the purchase of 20,000 shares of its common stock, half of which are exercisable immediately and the remaining half exercisable on June 5, 2009 at $0.74 per share with respect to the year ending with Milestone’s 2007 annual meeting. On June 5, 2007, Milestone awarded to each of its independent directors options expiring June 4, 2012 for the purchase of 20,000 shares of its common stock, half of which are exercisable immediately and the remaining half of which are exercisable on June 4, 2008 at $1.68 per share with respect to the year ending with Milestone’s 2006 annual meeting.
The following table provides compensation information for the years ended December 31, 2008 and 2007, respectively, for each of the independent directors. We do not pay any directors’ fees. Directors are reimbursed for the costs relating to attending board and committee meetings.

	2008		2007
Name	Option Awards (1)		Option Awards (1)
Leonard M. Schiller	$14,800	(2)	$22,200	(3)
Jeffrey Fuller	$14,800	(2)	$22,200	(3)
Leslie Bernhard	$14,800	(2)	$22,200	(3)
Pablo Felipe Serna Cardenas	$14,800	(2)	$22,200	(3)

(1)	Amounts are calculated using the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-based Payments.

(2)	On June 5, 2008, each of Milestone’s independent directors was awarded options exercisable for 20,000 shares of common stock at $0.74 per share.

(3)	On June 5, 2007, each of Milestone’s independent directors was awarded options exercisable for 20,000 shares of common stock at $1.68 per share.

12 of 18

Outstanding Equity Awards at December 31, 2008
The following table includes certain information with respect to the value of all unexercised options previously awarded to our Named Executive Officers. There were no outstanding stock awards at December 31, 2008.

2008 Options Awards
Number of Securities
	Underlying Unexercised	Option Exercise	Option Expiration
Name	Options Exercisable	Price ($)	Date
Leonard Osser	—	—	—

Joe W. Martin	80,000	$1.00	4/25/2013
Stock Plan
In 2006 we adopted an equity compensation plan for the issuance of up to 300,000 shares of our common stock in lieu of cash compensation for services performed by employees, officers, directors and consultants (the “2006 Stock Plan”). The purpose of the 2006 Stock Plan is to conserve cash while allowing us to adequately compensate existing employees, officers, directors and consultants, or new employees, officers, directors and consultants, whose performance will contribute to our long-term success and growth. We believe that the availability of these shares will also strengthen our ability to attract and retain employees, officers, directors and consultants of high competence, increase the identity of interests of such people with those of our stockholders and help maintain loyalty to us through recognition and the opportunity for stock ownership. All shares granted under this plan will be at fair market value, or at a premium to that value, on the date of grant.
During 2008, no shares were issued under this plan.
In December 2007, the Board of Directors authorized the Company to issue up to $2 million of its Company stock to vendors or employees, and to grant them piggy back registration rights in the usual form, at a value of not less than 90% of the market value on the date of the agreement for the vendor or employee to accept said shares. Such future shares are not included in the above noted shares reserved for future issuance.
In 2008, the Company issued the following shares under this Plan; 156,448 shares valued at of $262,746 for Vendor Services, 356,063 shares valued at $316,099 for Consulting Services, 135,602 shares valued at $98,419 for Employee Compensation and 83,333 shares valued at $100,000 for Officer’s Deferred Compensation. The Company also issued 260,000 shares valued at $93,600 for Settlement of the Hodosh Lawsuit.
At December 31, 2008, there was $1,129,136 available to be issued under this plan.
The Vendor Shares were issued in reliance upon the exemption from the registration requirements of the Act, as provided in Section 4(2) and 4(6) thereof, as a transaction by an issuer not involving a public offering. Milestone reasonably believed that each vendor had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment, each vendor represented an intention to acquire the securities for investment only and not with a view to distribution thereof and appropriate legends were affixed to the stock certificates. No commissions were paid in connection with such issuances.

13 of 18

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Milestone’s officers and directors, and persons who own more than ten percent (10%) of a registered class of Milestone’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish Milestone with copies of all Section 16(a) forms they file.
To the best of Milestone’s knowledge, based solely on review of the copies of such forms furnished to Milestone, or written representations that no other forms were required, Milestone believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%)shareholders were complied with during 2008.
Certain Relationships and Related Transactions
Since the beginning of our fiscal year ended December 31, 2008, we did not have any related party transactions pursuant to Item 404 of Regulation S-K of the Exchange Act. We have adopted a policy that, in the future, the Audit Committee must review all transactions with any officer, director or 5% stockholder.
AUDIT COMMITTEE REPORT
The Audit Committee is comprised of three non-management directors, Leonard M. Schiller, Leslie Bernhard and Jeffrey Fuller, and operates pursuant to its Charter. During the 2008 fiscal year, the Audit Committee held seven meetings with the independent auditors. The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the Securities and Exchange Commission (“SEC”). The Board has also determined that each member is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such qualifications are defined under the rules of the SEC, and that Mr. Jeffrey Fuller is an “audit committee financial expert” within the meaning of the rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.
During 2008 fiscal year, the Audit Committee performed all of its duties and responsibilities under the Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of Milestone for the 2008 fiscal year be included in its Annual Report on Form 10-K for such fiscal year.

14 of 18

Submitted by the Audit Committee
Leonard M. Schiller
Leslie Bernhard
Jeffrey Fuller
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the election of directors.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR (Item 2 on the Proxy Card)
Milestone is seeking stockholder ratification of the appointment of Holtz Rubenstein Reminick LLP as its independent public accountants for 2009. The report of Holtz Rubenstein Reminick LLP with respect to Milestone’s financial statements appears in Milestone’s Annual Reports for the fiscal year ended December 31, 2008.
In the event the stockholders fail to ratify the appointment of Holtz Rubenstein Reminick LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders. A representative of Holtz Rubenstein Reminick LLP will attend the 2009 Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.
Audit Committee Matters and Fees Paid to Independent Auditors
Audit Fees
Milestone incurred audit and financial statement review fees totaling $137,975 from Holtz Rubenstein Reminick LLP, the principal accountant for 2008.
Audit-Related Fees
There were no audit related fees from our principal accountant Holtz Rubenstein Reminick LLP in 2008.
Tax Fees
There were no fees for services related to tax compliance, tax advice and tax planning billed by our principal accountants in 2008.
All Other Fees
There were no other fees billed during 2008 by Milestone’s principal accountant.
Audit Committee Administration of the Engagement
The engagement with Holtz Rubenstein Reminick LLP, the principal accountants, was approved in advance by the Board of Directors and the Audit Committee. There were no non-audit or non-audit related services were approved by the audit committee in 2008.

15 of 18

Audit Committee Pre-Approved Policies and Procedures
The Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of the independent auditor.
OTHER BUSINESS
As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2009 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2009 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

16 of 18

ADDITIONAL INFORMATION
Householding
The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of the Proxy Statement and/or Annual Report to Joseph D’Agostino, Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders
Stockholders interested in presenting a proposal for consideration at the Annual Meeting of stockholders in 2009 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s 2010 proxy materials, all qualified proposals must be received by our Corporate Secretary no later than April 10, 2010. A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by April 10, 2010. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal. Stockholder proposals should be addressed to our Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.
EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.
Electronic Availability of Proxy Statement and Annual Report
As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to stockholders electronically via the Internet on the Company’s website at https://materials.proxyvote.com/59935P. On April 27, 2009, will begin mailing to our stockholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received this notice, you will not receive a printed copy of the proxy materials unless you requested it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.
If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.proxyvote.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at www.proxyvote.com. Please enter your 12 digit control number located on the proxy card or notice.

17 of 18

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 including the financial statements and financial statement schedules included therein. All such requests should be directed to Joseph D’Agostino, Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

By order of the Board of Directors

Leonard Osser
Chairman of the Board
Livingston, New Jersey
April 24, 2009

18 of 18